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                    SERIES D AND E PREFERRED STOCK AGREEMENT

      THIS SERIES D AND E PREFERRED STOCK AGREEMENT is made and entered into as of March __, 2001, with an effective date of January 1, 2001, by and between THERMOVIEW INDUSTRIES, INC., a Delaware corporation ("ThermoView") and Charles
L. Smith ("Smith").

                             PRELIMINARY STATEMENTS

      As of January 1, 1999, ThermoView acquired all of the outstanding shares of capital stock of Primax Window Co., a Kentucky corporation, pursuant to a certain Stock Purchase Agreement (the "Stock Agreement"), dated April 23, 1998, between ThermoView and Smith.

      Under the terms of the Stock Agreement, Smith is entitled to receive post-closing earn-out payments (the "Earn-out Payments"), if earned, on April, 1999, April, 2000 and April, 2001. As of April, 2000, ThermoView owed Smith cash payments of approximately $450,000.00 (the "Year Two Earn-out Payment") under the terms of the Stock Agreement pursuant to the earn-out provision.

      ThermoView desires to issue, and Smith desires to accept, effective January 1, 2001, 53,400 shares of ThermoView 12% Cumulative Series D Preferred Stock with a stated value of $5.00 (the "D Preferred Stock") and 36,600 shares of ThermoView 12% Cumulative Series E Preferred Stock (the "E Preferred Stock") in consideration of the remainder of the Year Two Earn-out Payment.

      NOW, THEREFORE, in consideration of these preliminary statements and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. STOCK ISSUANCE. ThermoView hereby transfers to Smith and Smith hereby accepts 53,400 shares of D Preferred Stock and 36,600 shares of E Preferred Stock for any and all amounts due to Smith by ThermoView pursuant to the Year Two Earn-out Payment under the Stock Agreement.

      2. FULL SATISFACTION. Smith hereby acknowledges that his receipt of the 53,400 shares of D Preferred Stock and 36,600 shares of E Preferred Stock is in full and complete satisfaction of the obligation owed to Smith by ThermoView for the Year Two Earn-out Payment.

      3. NO AMENDMENT OR TERMINATION. Nothing contained in this Agreement shall amend or terminate any obligations of ThermoView to make any and all other Earn-out Payments, if earned, under the terms of the Stock Agreement.

      4. SMITH' REPRESENTATIONS AND WARRANTIES. Smith hereby represents and warrants to ThermoView as follows:


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      (a)   INVESTMENT INTENT. Smith is acquiring the D & E Preferred Stock for his own account and not with a present view to or for distributing or reselling the Preferred Stock in violation of the Securities Act of 1933, as amended (the "Securities Act"). Smith agrees that such shares of E Preferred Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption available under the Securities Act. Smith will not sell, offer to sell or solicit offers to buy any of the shares of D & E Preferred Stock in violation of the Securities Act or any securities act of any state. Smith understands that the shares of D & E Preferred Stock have not been registered under federal or any state securities laws.

      (b) THOMAS' STATUS. Smith is (i) an "accredited investor" as defined in Rule 501 of the Securities Act and (ii) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the D & E Preferred Stock.

      (c) RELIANCE. Smith understands and acknowledges that (i) the D & E Preferred Stock is being offered and sold to Smith without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder or other applicable federal and state securities laws and (ii) the availability of such exemptions depends in part on, and ThermoView will rely upon the accuracy and truthfulness of, the representations set forth in this Section 4 and Smith consents to such reliance.

      (d) INFORMATION. Smith and his advisors, if any, have been furnished with all materials relating to the business, finances and operations of ThermoView and materials relating to the offer and sale of the D & E Preferred Stock, including the Certificate, which have been requested by Smith or his advisors. Smith and his advisors, if any, have been afforded the opportunity to ask questions of ThermoView. Smith acknowledges receipt of the ThermoView prospectus dated December 2, 1999 (the "Prospectus") and that ThermoView will deliver a copy of its most recent Form 10-K filing with the Securities and Exchange Commission as soon as it becomes publicly available. Smith understands that his investment in the Preferred Stock involves a significant degree of risk, some of which risks associated with the investment in the Preferred Stock are set forth in EXHIBIT A, attached hereto and incorporated herein by --------- reference, and in the Prospectus.

5.    MISCELLANEOUS.

      (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the Year Two Earn-out Payment and supersedes all prior oral or written agreements and understandings relating to the Year Two Earn-out Payment. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.


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      (b)   MODIFICATIONS AND AMENDMENTS. The terms and provisions of this
Agreement may be modified or amended only by written agreement executed by all parties hereto.

      (c) BENEFIT. This Agreement shall be binding on the parties hereto and shall inure to the benefit of the parties hereto and the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

      (d) GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Kentucky, without giving effect to the conflict of law principles thereof.

      (e) SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

      (f) HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

      (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, ThermoView has caused this Agreement to be executed by its duly authorized officer and Smith has executed this Agreement all as of the date first above written.

                                        THERMOVIEW INDUSTRIES, INC.


                                        By:
                                            -----------------------------------

                                        Title:   CHIEF FINANCIAL OFFICER
                                               --------------------------------



                                        ---------------------------------------
                                        Charles L. Smith


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                                    EXHIBIT A

                                  RISK FACTORS

      PRIOR TO MAKING AN INVESTMENT DECISION, A PROSPECTIVE PURCHASER OF THE 12% CUMULATIVE SERIES E PREFERRED STOCK OFFERED HEREBY SHOULD EVALUATE THE FOLLOWING RISK FACTORS INCLUDING THOSE IN THE THERMOVIEW PROSPECTUS, DATED DECEMBER 2, 1999.

SERIES E PREFERRED STOCK

      There can be no assurance that ThermoView's continuing losses or consolidated earnings, if ever, in the future will be sufficient to cover its combined fixed charges and dividends on (i) the 12% Series E Cumulative Preferred Stock alone, or (ii) its Series D Preferred Stock.

ABSENCE OF TRADING MARKET FOR SERIES E PREFERRED STOCK

      There is no public market for the Series D Preferred Stock and Series E Preferred Stock and ThermoView does not anticipate that any public market will develop in the future. The Series D and Series E Preferred Stock has no conversion feature. The ThermoView Common Stock trades on the American Stock Exchange, so a public market does exist for the Common Stock. Without the ability to convert the Series D & E Preferred Stock into Common Stock or have a market available to sell the Series D & E Preferred Stock, the holders of the Series D & E Preferred Stock may not be able to liquidate their investment at any time.

RESTRICTION OF PAYMENT OF CASH DIVIDENDS ON SERIES D & E PREFERRED STOCK

      Pursuant to ThermoView's current line of credit with its principal secured lender and documentation related to financings with other parties, it may not pay dividends on its Common Stock until all obligations thereunder have been paid in full and on the Series D & E Preferred Stock until satisfaction of all covenants under the line of credit and other financings. ThermoView cannot provide any assurance that it will be able to satisfy these covenants so as to pay quarterly the dividends due on the Series D & E Preferred Stock. Considering that ThermoView has in the past received waivers from its lenders for non-compliance with its covenants, a history exists that non-compliance with its loan or other covenants may occur in the future. Accordingly, it is possible that ThermoView may not be able to pay any dividends due on its Series D & E Preferred Stock.

LITIGATION

      On March 3, 2000, Pro Futures Bridge Capital Fund, L.P. and Pro Futures Bridge Capital Fund, L.P. filed an action titled PRO FUTURES BRIDGE CAPITAL FUND, L.P. V. THERMOVIEW INDUSTRIES, INC., ET AL., Civil Action No. 00CV0559 (Colo. Dist. Ct., March 3, 2000) alleging breach of contract, common law fraud, fraudulent misstatements and omissions in connection with the sale of securities, negligent misrepresentations and breach of fiduciary duty. These claims are in


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connection with (i) the mandatory conversion of the ThermoView 10% Series A
Convertible Preferred Stock, held by the two funds, into ThermoView Common Stock upon completion of the ThermoView public offering in December 1999, and (ii) purchases by the two funds of ThermoView Common Stock from ThermoView stockholders. The funds are seeking (a) rescission of their purchases of the Series A Preferred Stock in the amount of $3,250,000 plus interest and (b) unspecified damages in connection with their purchases of the ThermoView Common Stock. Although ThermoView believes that the claims are without merit and intends to vigorously defend the suit, an adverse outcome in this action could have a material adverse effect on the financial position or results of operations of ThermoView.



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